UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2025

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                   Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 30, 2025, the Board of Directors (the “Board”) of Orchestra BioMed Holdings, Inc. (the “Company”) appointed Chris Cleary to serve as a Class II director, effective immediately, with a term expiring at the Company’s 2025 annual meeting of stockholders. Mr. Cleary was also appointed to serve as a member of the Company’s Audit Committee on January 30, 2025. In connection with Mr. Cleary’s appointment, the Board increased the size of the Board from eight to nine directors.

Chris Cleary, 64, currently serves as Chief Executive Officer of Biomergence Capital LLC, an advisory and consulting company. Prior to that, he served as Senior Vice President of Corporate Development for Medtronic plc (NYSE: MDT) (“Medtronic”), leading global healthcare technology company, from February 2014 to March 2024, with responsibility for acquisitions, dispositions and minority investments. During 2014, Mr. Cleary led the corporate development efforts for Medtronic’s $50 billion acquisition of Covidien Group S.à.r.l. Mr. Cleary facilitated over 35 acquisitions and multiple structured and venture investments and orchestrated the $6 billion sale of Covidien Group S.à.r.l's medical supply assets to Cardinal Health Inc. (NYSE: CAH). Prior to 2014, Mr. Cleary was Chief Executive Officer of Alesia Capital Services, a management consulting firm for Fortune 500 companies, including Medtronic, Goldman Sachs, Ally, Macquarie Capital and Terex. From 1995 to 2011, Mr. Cleary led M&A teams within several businesses at GE Capital, closing acquisitions totaling more than $60 billion across over 200 transactions in the United States, Canada, Europe, Asia and Latin America. Mr. Cleary has also served as a member of the board of directors of Enterra Medical, Inc., a private medical device company since January 2022 and as a member of the board of Pristine Surgical LLC, a private medical device company, since May 2024. Mr. Cleary earned his B.A. in Biology from Colorado College.

The selection of Mr. Cleary to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Cleary and any director or executive officer of the Company, and there are no transactions between Mr. Cleary and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

For his service as a director, Mr. Cleary will be entitled to receive the compensation for non-employee directors described under the heading “Director Compensation Policy” in Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2024. Mr. Cleary has also entered into our standard form indemnification agreement, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023.

Director Resignation

On February 3, 2025, Eric Rose, M.D., notified the Company of his resignation from the Board, effective immediately. Going forward, Dr. Rose will serve as an Emeritus Board member and Strategic Advisor to the Company. With the resignation of Dr. Rose, the Company expects to decrease the size of the Board to eight members.

Item 7.01.      Regulation FD Disclosure.

On February 5, 2025, the Company issued a press release announcing the appointment of Mr. Cleary and the departure of Mr. Rose from the Board. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 5, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

By:	/s/ Andrew Taylor
Name:	Andrew Taylor
Title:	Chief Financial Officer

Date: February 5, 2025

4